UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2012

Hines Global REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    The disclosure required by this item is included in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2012, Hines Global REIT Properties, L.P., (the “Operating Partnership”) a majority-owned subsidiary of Hines Global REIT, Inc. (together, with its subsidiaries “the Company”), entered into a Bridge Loan Agreement (the "Bridge Loan Agreement") with JPMorgan Chase Bank, N.A. (“Chase”), to establish two loans in the amounts of $75.0 million and €69.0 million, respectively (collectively the “Loans”).  On March 19, 2012, the Company borrowed the full capacity under the Loans in connection with its potential acquisition of a portfolio of industrial properties in Poland.  The Bridge Loan Agreement has a maturity date of May 15, 2012.  The Company intends to retire the Bridge Loan Agreement with a revolving credit facility that it currently negotiating.

Interest under the Loans will be payable based on either the Alternate Base Rate plus 1.25% or LIBOR plus 2.25%, subject to the Company’s election.  The Alternate Base Rate is equal to the greater of: a) the Prime Rate, b) Federal Funds Effective Rate plus .50%, or c) an adjusted LIBOR rate for a one month period plus 1.0%.  Loans denominated in Euros may also be subject to additional costs of complying with European bank regulations, if such costs are incurred by Chase.

The Bridge Loan Agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens.

    If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated and the lenders’ commitments may be terminated. The occurrence of the bankruptcy-related defaults will result in the automatic termination of commitments and acceleration of the Loans.

       The loan is secured by a pledge of the Operating Partnership’s interests in the following properties, subject to certain limitations and exceptions:17600 Gillette, 250 Royall, 9320 Excelsior and Fisher Plaza.  Hines Global REIT, Inc. has unconditionally guaranteed payment and performance of the Operating Partnership’s obligations under the Bridge Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

10.1 Bridge Loan Agreement, dated March 15, 2012, by and between Hines Global REIT Properties, L.P. and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

March 21, 2012	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Bridge Loan Agreement, dated March 15, 2012, by and between Hines Global REIT Properties, L.P. and JPMorgan Chase Bank, N.A.